UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2010

PINNACLE ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-13641	95-3667491
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 Howard Hughes Parkway Las Vegas, Nevada	89169
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 784-7777

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Amended and Restated Credit Facility

On February 5, 2010, Pinnacle Entertainment, Inc. (the “Company”) entered into a Third Amended and Restated Credit Agreement with various lenders led by Banc of America Securities LLC and JPMorgan Securities Inc. (the “Amended and Restated Credit Facility”), which amends and restates the Company’s Second Amended and Restated Credit Agreement dated as of December 14, 2005, as amended (the “Previous Credit Facility”). The Amended and Restated Credit Facility consists of a $375 million revolving credit commitment, of which $110 million was drawn immediately. The revolving credit commitment under the Previous Credit Facility was $531 million. The Amended and Restated Credit Facility permits the Company, in the future, to increase the commitments under the revolving credit facility and to obtain term loan commitments, in each case from existing or new lenders that are willing to commit to such an increase so long as the Company is in pro forma compliance with a consolidated senior secured debt ratio and a consolidated total leverage ratio.

The Amended and Restated Credit Facility expires and all amounts outstanding thereunder are due and payable in full on March 31, 2014; provided that such date will be accelerated to September 30, 2011 if any portion of the Company’s 8.25% senior subordinated notes due 2012 are outstanding on September 30, 2011. There is currently outstanding $200 million aggregate principal amount of 8.25% senior subordinated notes due 2012. Our Previous Credit Facility was to mature on December 14, 2010. The proceeds of the Amended and Restated Credit Facility may be used for general corporate purposes, including the payment of certain expenditures associated with the construction and development of the Company’s River City, Sugarcane Bay and Baton Rouge projects.

The Amended and Restated Credit Facility does not have any debt repayment obligations prior to 2014 (as long as no portion of the Company’s 8.25% senior subordinated notes due 2012 are outstanding on September 30, 2011). The Company is obligated to make mandatory prepayments of indebtedness under the Amended and Restated Credit Facility from the net proceeds of certain debt offerings, certain asset sales and dispositions and certain casualty events, subject in certain cases to its rights to reinvest proceeds. In addition, the Company will be required to prepay borrowings under the Amended and Restated Credit Facility with a percentage of its “excess cash flow” (as defined in the Amended and Restated Credit Facility, and reduced for cash flow applied to permitted capital spending). The Company does not believe such payments will be required in the foreseeable future. The Company will have the option to prepay all or any portion of the indebtedness under the Amended and Restated Credit Facility at any time without premium or penalty.

The interest rate margins for revolving credit loans under the Amended and Restated Credit Facility depend on the Company’s performance, measured by a consolidated total leverage ratio, which in general is the ratio of consolidated total debt (less excess cash, as defined in the Amended and Restated Credit Facility) to annualized adjusted EBITDA. The revolving credit facility bears interest, at the Company’s option, at either a LIBOR rate plus a margin ranging from 3.00% to 4.75% or at a base rate plus a margin ranging from 1.50% to 3.25%, in either case based on the Company’s consolidated total leverage ratio. Under the Previous Credit Facility, revolver borrowings bore interest, at the Company’s option at either the Eurodollar rate plus a margin ranging from 2.00% to 3.00% or at a base rate plus a margin ranging from 0.50% to 1.50%. The undrawn revolver facility bears a commitment fee for unborrowed amounts of 0.25% to 0.75% per annum based on the Company’s consolidated total leverage ratio, compared to a fee of 0.25% to 0.50% under the Previous Credit Facility, which fee was also based on the Company’s consolidated leverage ratio.

The Amended and Restated Credit Facility has, among other things, financial covenants, capital spending limits and other affirmative and negative covenants, including a required minimum consolidated interest coverage ratio, a maximum permitted consolidated total leverage ratio and a maximum permitted consolidated senior secured debt ratio. Furthermore, the Amended and Restated Credit Facility has covenants that would limit the amount of senior unsecured debt that the Company could incur to $900 million, unless its consolidated total leverage ratio (computed in accordance with the Amended and Restated Credit Facility) is less than 6.00 to 1.00.

The Amended and Restated Credit Facility also has certain new covenants regarding construction projects. In general, under the Amended and Restated Credit Facility a project is defined as the construction and/or renovation of improvements that could reasonably be expected to exceed $75 million. These new covenants include a requirement that an “in-balance” test be satisfied for each unfinished project other than Phase I for River City. In general, the in-balance test requires that, as of the date of determination prior to commencement of construction (as such term is defined in the Amended and Restated Credit Facility), the project sources exceed the project uses for such project (and for all other unfinished projects as to which commencement of construction has occurred) for the period from such date of determination through the date six full months after the scheduled opening date of such project. In addition, there is a new requirement in the Amended and Restated Credit Facility that we cannot spend more than $25 million in construction and development costs on the Baton Rouge project after January 1, 2010 unless we obtain at least $100 million of additional funding through asset sales, receipt of insurance proceeds, tax refunds, litigation settlements, certain dividends and other distributions from the Company’s unrestricted subsidiaries and/or gross proceeds received by the Company from the issuance and sale of non-debt capital. Further, the Amended and Restated Credit Facility provides limits on the capital expenditures that the Company may make in connection with its projects. With respect to the Sugarcane Bay and Baton Rouge projects, on and after January 1, 2010, the Company cannot make capital expenditures in an amount in excess of $25 million for each project prior to meeting the “in-balance” test. For projects other than Sugarcane Bay and Baton Rouge, the Company cannot make capital expenditures in an amount in excess of the lesser of 10% of the construction budget for such project or $25 million, also prior to meeting the “in-balance” test.

The obligations under the Amended and Restated Credit Facility continue to be secured by most of the assets of the Company and its domestic restricted subsidiaries, including a pledge of the equity interests in the Company’s domestic subsidiaries and, if and when formed or acquired, by a pledge of up to 66% of the then outstanding equity interests of the Company’s foreign restricted subsidiaries. The Company’s obligations under the Amended and Restated Credit Facility are also guaranteed by all of the Company’s existing and future domestic restricted subsidiaries, other than certain immaterial subsidiaries, and are required to be guaranteed by the Company’s foreign restricted subsidiaries, if and when such foreign restricted subsidiaries are formed or acquired, unless such guarantee causes material adverse tax, foreign gaming or foreign law consequences. The subsidiaries that own the Company’s airplane, Atlantic City site and the Company’s foreign subsidiaries are currently unrestricted subsidiaries for purposes of the Amended and Restated Credit Facility.

The Amended and Restated Credit Facility provides for customary events of default with corresponding grace periods, including payment defaults, cross defaults with certain other indebtedness to third parties, breaches of covenants and bankruptcy events. In the case of a continuing event of default, the lenders may, among other remedies, accelerate the payment of all obligations due from the borrowers to the lenders, charge the borrowers the default rate of interest on all then outstanding or thereafter incurred obligations, and terminate the lenders’ commitments to make any further loans or issue any further letters of credit. In the event of certain defaults, the commitments of the lenders will be automatically terminated and all outstanding obligations of the borrowers will automatically become due. In addition, the lenders may take possession of, and enforce the borrowers’ rights with respect to, the borrowers’ collateral, including selling the collateral.

The terms of the Amended and Restated Credit Facility were established in an arms-length negotiation in which Banc of America Securities LLC and JPMorgan Securities Inc. acted as joint lead arrangers and joint book runners. Bank of America, N.A., JPMorgan Chase Bank, N.A., Calyon New York Branch, Deutsche Bank Trust Company Americas and UBS Securities LLC, are the syndication agents, Capital One National Association is the documentation agent and Barclays Bank PLC is the administrative agent, under the Amended and Restated Credit Facility.

The Amended and Restated Credit Facility is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Credit Facility. Any information disclosed in this Current Report on Form 8-K or the exhibits hereto shall not be construed as an admission that such information is material. A copy of the press release announcing the entering into the Amended and Restated Credit Facility, dated February 8, 2010, is attached hereto as Exhibit 99.1.

From time to time, Banc of America Securities LLC, JPMorgan Securities, Inc., Calyon New York Branch, Deutsche Bank Trust Company Americas, UBS Securities LLC, Barclays Bank PLC and Capital One National Association or their affiliates have provided investment banking, general financing and advisory services to the Company and its affiliates in the past and may do so in the future. They received, and expect to receive, customary fees and commissions for these services.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Forward-looking information involves important risks and uncertainties that could significantly affect future results and accordingly, such results may differ from those expressed in forward-looking statements made by or on behalf of the Company. The Company cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by forward-looking statements. Factors that could cause these statements to differ materially include those discussed in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Settlement of Insurance Litigation

On February 3, 2010, the Company and RSUI Indemnity Company (“RSUI”) entered into a binding memorandum of understanding to settle the Company’s lawsuit against RSUI in connection with the hurricane-related damage to the Company’s former casino in Biloxi, Mississippi and its Boomtown New Orleans casino in Harvey, Louisiana (the “Memorandum of Understanding”). The Memorandum of Understanding provides that RSUI agrees to pay the sum of $23.4 million to the Company within ten days, which is in addition to RSUI’s prior payment of approximately $2 million.

After receiving the upcoming settlement payment from RSUI, the Company will have received payments or payment commitments totaling approximately $215 million from its insurers relative to these claims, including the settlement payments received in 2008 from Arch Specialty Insurance Company ($36.8 million) and Allianz Global Risks US Insurance Company ($53 million). The Memorandum of Understanding is attached hereto as Exhibit 10.2 and is incorporated herein by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Memorandum of Understanding.

Item 2.01. Completion of Acquisition or Disposition of Assets.

To the extent applicable, the contents of Item 1.01 above under the heading “Amended and Restated Credit Facility” are incorporated into this Item 2.01 by this reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent applicable, the contents of Item 1.01 above under the heading “Amended and Restated Credit Facility” are incorporated into this Item 2.03 by this reference.

On February 5, 2010, the Company borrowed $110 million under its revolving credit facility pursuant to the Amended and Restated Credit Facility, which borrowing accrues interest at a base rate plus a margin, which margin is 2.75%. The Company used, or will use, the proceeds from the revolving borrowings for general corporate purposes, including the repayment of all outstanding obligations (including accrued interest and commitment fees) under the Previous Credit Facility, totaling approximately $92 million, payment of certain transaction fees and expenses related to the Amended and Restated Credit Facility and certain expenditures associated with the completion of the Company’s River City Casino and related amenities.  As of the close of business on February 5, 2010, the Company had outstanding borrowings under the Amended and Restated Credit Facility of $110 million, and unfunded letters of credit of $12.6 million.

Item 2.06. Material Impairments.

On February 4, 2010, the Company, following discussions with the Audit Committee of the Company’s Board of Directors, concluded that it will record impairment charges related to real estate, development costs, buildings, riverboats, equipment, and indefinite-lived intangible assets. Management reached these conclusions in connection with preparing the audited financial statements for the fiscal year ended December 31, 2009, which audit has not yet been completed. The Company does not anticipate any future cash expenditures in connection with these impairments charges.

Impairment of Real Estate and Development Costs. During the fourth quarter of 2009, the Company determined that, in accordance with applicable guidance, a triggering event had occurred for its land held in Atlantic City, New Jersey due to the continuing economic downturn of the gaming market in Atlantic City as the result of other competing markets, primarily Pennsylvania, as well as the continued deterioration in commercial real estate values in the area. The Company tested the book value of its land holdings for recoverability, and as a result of tests performed, it recorded impairment charges of approximately $160 million during the fourth quarter. The Company recently decided to put its Atlantic City land up for sale.

During the fourth quarter of 2009, the Company re-evaluated the scope and design of its Sugarcane Bay and Baton Rouge projects. The Sugarcane Bay project was relocated from land adjacent to L’Auberge du Lac to the existing L’Auberge du Lac footprint. In addition, the size of the project, the anticipated amenities, and other items were reduced in scope. As a result of these changes, all previously capitalized development costs associated with the prior Sugarcane Bay design were fully impaired. Accordingly, the Company recorded an impairment charge of approximately $20.9 million in relation to Sugarcane Bay as of December 31, 2009.

The Company’s Baton Rouge project will be similar to the original design. However, the orientation of the hotel and structure has changed, resulting in the impairment of some of the design components. The Company recorded an impairment charge of approximately $0.7 million in relation to Baton Rouge as of December 31, 2009.

As a result of the events occurring in the fourth quarter of 2009 (and prior to the Missouri Gaming Commission’s preliminary order), the Company determined there was a triggering event to review the President Casino assets as of December 31, 2009. As a result of these tests, The Company determined that certain assets were impaired and, as of December 31, 2009, recorded impairment charges of approximately $3.4 million.

Due to the poor economic climate and prospective financial performance outlook in Reno, the Company determined a triggering event occurred for Boomtown Reno during the fourth quarter of 2009. As a result, the Company tested all long-lived assets at Boomtown Reno for recoverability. As a result of these tests, the Company recorded impairment charges of approximately

$2.9 million related to real estate during the fourth quarter of 2009, and an additional approximately $7.4 million related to buildings and equipment, discussed below.

In addition, the scope of certain property improvement projects were reduced or cancelled. As a result of these updated plans, the Company reviewed all previously capitalized development costs and recorded impairments as appropriate.

Impairment of Buildings, Riverboats and Equipment. As mentioned above, the Company determined a triggering event occurred for Boomtown Reno during the fourth quarter of 2009. As a result of these tests, the Company recorded impairment charges of approximately $7.4 million during the fourth quarter of 2009 related to certain buildings and equipment. In late 2009, the Company listed a corporate aircraft for sale and incurred an impairment charge of approximately $8.7 million, which is the difference between the carrying value and the estimated fair value. The corporate aircraft is classified as an asset held for sale on our balance sheet.

Impairment of Indefinite-Lived Intangible Assets. As a result of the events preceding the January 27, 2010 preliminary order issued by the Missouri Gaming Commission, the Company performed an impairment analysis of the intangible assets of the President Casino as of December 31, 2009. As a result of analysis performed, the Company recorded an impairment charge of approximately $1.9 million in relation to the President Casino’s gaming license.

Item 8.01. Other Events.

Following the end of the 2009 fiscal year, the Company has decided to sell certain assets of the Company, including the Company’s airplane, its Atlantic City assets and Casino Magic Neuquén, the Company’s Argentine operations.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
Exhibit 10.1	Third Amended and Restated Credit Agreement, dated as of February 5, 2010, among Pinnacle Entertainment, Inc., the Lenders referred to therein, Banc of America Securities LLC and JPMorgan Securities Inc., as Joint Lead Arrangers and Joint Book Runners, Bank of America, N.A., JPMorgan Chase Bank, N.A., Calyon New York Branch, Deutsche Bank Trust Company Americas and UBS Securities LLC, as Syndication Agents, Capital One National Association, as the Documentation Agent, and Barclays Bank PLC as the Administrative Agent.

Exhibit 10.2	Memorandum of Understanding, effective February 3, 2010, between Pinnacle Entertainment, Inc. and RSUI Indemnity Company.

Exhibit 99.1	Press release, dated February 8, 2010, issued by Pinnacle Entertainment, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE ENTERTAINMENT, INC. (Registrant)

Date: February 8, 2010	By:	/s/ Christopher K. Plant
Christopher K. Plant Vice-President-Investor Relations and Treasurer

INDEX TO EXHIBITS

Exhibit No.	Description
Exhibit 10.1	Third Amended and Restated Credit Agreement, dated as of February 5, 2010, among Pinnacle Entertainment, Inc., the Lenders referred to therein, Banc of America Securities LLC and JPMorgan Securities Inc., as Joint Lead Arrangers and Joint Book Runners, Bank of America, N.A., JPMorgan Chase Bank, N.A., Calyon New York Branch, Deutsche Bank Trust Company Americas and UBS Securities LLC, as Syndication Agents, Capital One National Association, as the Documentation Agent, and Barclays Bank PLC as the Administrative Agent.

Exhibit 10.2	Memorandum of Understanding, effective February 3, 2010, between Pinnacle Entertainment, Inc. and RSUI Indemnity Company.

Exhibit 99.1	Press release, dated February 8, 2010, issued by Pinnacle Entertainment, Inc.